EXHIBIT 5.1

August 5, 2021

TriState Capital Holdings, Inc.
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219

Ladies and Gentlemen:

I am General Counsel of TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), and have acted as counsel to the Company in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of 800,000 shares of the Company’s common stock, no par value (the “Shares”), issuable under the Company’s 2014 Omnibus Incentive Plan, as amended (the “Plan”), pursuant to the registration statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (such registration statement is referred to herein as the “Registration Statement”).

I have reviewed such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic and that all copies of documents submitted to me conform to the originals.

I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan and any individual agreements relating to such Shares, will be validly issued, fully paid and nonassessable.

I am a member of the bar of the Commonwealth of Pennsylvania. I do not express any opinion herein on any laws other than the Pennsylvania Business Corporation Law and reported judicial decisions interpreting these laws.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Karla Villatoro de Friedman
Karla Villatoro de Friedman
General Counsel